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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) October 12, 1999

                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)

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        Delaware                     0-19771                   22-2786081
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(State or Other Jurisdiction  (Commission file Number)       (IRS Employer
     of Incorporation)                                     Identification No.)

            200 Route 17, Mahwah, New Jersey                07430
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        (Address of Principal Executive Offices)          (Zip Code)

        Registrant's telephone number, including area code (201) 529-2026
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Item 5. Other Events.

     On October 12, 1999, the Registrant completed a private placement of $2 million of 0% Convertible Subordinated Debentures and 100,000 Warrants to purchase Common Stock of the Registrant. The Debentures, which are payable in October 2001, do not bear interest. The Debentures are convertible into Common Stock of the Company at a conversion price equal to the lower of (i) $3.06625 and (ii) 85% of the average of the closing bid prices for the Common Stock for the five trading days preceding delivery of a notice of conversion. The Warrants are exercisable at an exercise price of $ 3.06625 per share. The warrants expire in October 2002. The Debentures and Warrants were purchased by an investment fund managed by WEC Asset Management, a New York-based money manager.

     The Registrant has agreed to file with the Securities and Exchange Commission and bring effective a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants.

     The Registrant intends to use the proceeds of the placement to fund its operations, particularly particularly the data communication solutions for utilities activities conducted by the Registrant's Comverge Technologies subsidiary.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

     Exhibit 1--Securities Purchase Agreement relating to the purchase and sale of the Registrant's 0% Convertible Subordinated Debentures and Warrants, including forms of the Debentures, Warrants and Registration Rights Agreement annexed as exhibits thereto.


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                                     SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Township of Mahwah, State of New Jersey, on October 12, 1999.


                         DATA SYSTEMS & SOFTWARE INC.



                         BY: /s/ George Morgenstern
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                                 CHAIRMAN OF THE BOARD, PRESIDENT
                                    AND CHIEF EXECUTIVE OFFICER